Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Lantheus Medical Imaging	Pure Communications
Linda Lennox	Michele Rozen
978-671-8854	617-730-8284
linda.lennox@lantheus.com

Meara Murphy
978-671-8508
meara.murphy@lantheus.com

LANTHEUS MEDICAL IMAGING REALIGNS EXECUTIVE LEADERSHIP TEAM

Mary Anne Heino Joins Company as New Chief Commercial Officer;

Company Positioned to Optimize Growth

No. BILLERICA, Mass. (April 15, 2013) — Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, today announced the  Company is realigning its executive management team to optimize growth of the organization. To infuse new talent into the Company, Mary Anne Heino has been appointed as the new Chief Commercial Officer, effective April 15, 2013. Ms. Heino brings to the Company significant expertise and leadership in all facets of pharmaceutical and biotech commercial operations across multiple therapeutic markets. In her new role, Ms. Heino will be responsible for Global Sales & Marketing.

As part of the realignment, Mike Heslop, formerly Vice President, International, will become the Company’s new Vice President, Business Development and Strategic Planning, a role that will focus on leading strategic partnerships, including for Lantheus’ most advanced clinical candidate, flurpiridaz F 18, and driving key commercial initiatives. Additionally, Cyrille Villeneuve, formerly Chief Commercial Officer, will move to the role of Vice President, International, to focus on growing the Company’s international business.

“Growing our business, both in the U.S. and internationally, and successfully partnering our pipeline of innovative diagnostic imaging agents are top priorities for the Company,” said Jeff Bailey, Chief Executive Officer. “By adding new top talent and optimizing the strengths of our existing management team, we can effectively enhance our capabilities and focus on our critical drivers to align Lantheus for further success.”

Ms. Heino is well positioned to lead the Company’s Global Sales & Marketing organization with nearly 25 years of pharmaceutical sales and marketing leadership, including progressive executive experience with Centocor, Inc. and Janssen Pharmaceutica during her 18-year tenure with the Johnson & Johnson Family of Companies. While at Centocor, she led both the Cardiovascular and Immunology sales forces, as well as key areas of Commercial Operations. Recently, she served as President of Angelini Labopharm, an international pharmaceutical joint venture. Ms. Heino received a B.S. in Nursing from the City University of New York, a B.S. in Biology from Stony Brook University, and an M.B.A. from The Stern School of Business at New York University.

About Lantheus Medical Imaging, Inc.
Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, is dedicated to creating and providing pioneering medical imaging solutions to improve the treatment of human disease. The Company’s proven success in the field of diagnostic imaging provides a strong platform from which to bring forward breakthrough new tools for the diagnosis and management of disease. Lantheus imaging products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension, an ultrasound contrast agent for use in patients with suboptimal echocardiograms to opacify the left ventricular chamber and to improve the delineation of the left ventricular endocardial border, TechneLite® (Technetium Tc99m Generator), Cardiolite® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection), and Thallium 201 (Thallous Chloride Tl 201 Injection). Lantheus has approximately 600 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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